Exhibit 99.1
Datadog Announces Second Quarter 2021 Financial Results

August 5, 2021

Second quarter revenue grew 67% year-over-year to $234 million
Strong growth of larger customers, with 1,610 $100k+ ARR customers, up from 1,015 a year ago
Launched general availability of Cloud Security Posture Management and Cloud Workload Security products
Announced beta of CI Visibility product

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its second quarter ended June 30, 2021.
"We had a strong second quarter, with revenue growth accelerating to 67% year-over-year and 18% quarter-over-quarter. We saw broad-based strength across customer segments and products," said Olivier Pomel, co-founder and CEO of Datadog. "Our high growth at scale demonstrates that we continue to be a trusted partner in our customers' digital transformation and cloud migration journeys."
Pomel added, "We continue to expand the features and functionality of our cloud native end-to-end observability platform. Meanwhile, we are just getting started on our journey to break down silos between DevOps and Security teams with our Cloud Security Platform."

Second Quarter 2021 Financial Highlights:
•Revenue was $233.5 million, an increase of 67% year-over-year.
•GAAP operating loss was $(9.9) million; GAAP operating margin was (4)%.
•Non-GAAP operating income was $30.9 million; non-GAAP operating margin was 13%.
•GAAP net loss per diluted share was $(0.03); non-GAAP net income per diluted share was $0.09.
•Operating cash flow was $51.7 million, with free cash flow of $42.3 million.
•Cash, cash equivalents, restricted cash, and marketable securities were $1.4 billion as of June 30, 2021.

Second Quarter & Recent Business Highlights:
•As of June 30, 2021, we had 1,610 customers with ARR of $100,000 or more, an increase of 59% from 1,015 as of June 30, 2020.
•Announced the launch of the Datadog Cloud Security Platform, adding full-stack security context to Datadog's deep observability capabilities. This new offering enables organizations to use a single platform to correlate security insights with monitoring data across infrastructure, network and application tiers, providing Security teams with the visibility they need to understand and respond to potential threats faster. The Cloud Security Platform includes Cloud Security Posture Management, Cloud Workload Security, Security Monitoring, and Application Security (in beta), as well as Unified Observability and Security Reporting capabilities.
•Cloud Security Posture Management (CSPM) and Cloud Workload Security (CWS) became generally available. Cloud Security Posture Management (CSPM) makes it easy to track whether production environments comply with industry standards. Cloud Workload Security (CWS) detects threats to production workloads by monitoring file and process activity across environments to help catch host and infrastructure-based attacks.
•Announced the beta launch of CI Visibility, a way to bring production level visibility earlier into the development process by shifting left and bringing observability throughout the CI/CD pipeline.
•Announced support for application monitoring with AWS App Runner, joining Amazon Web Services (AWS) as a Launch Partner for the new fully managed service. This new functionality will help engineering and product teams scale, deploy, and monitor their apps without the burden of managing their own infrastructure.
•Announced the general availability of Datadog’s AWS Lambda extension. This feature enables engineering teams to send their metrics, traces, and logs securely to Datadog with minimal overhead to their business-critical serverless applications.
•Announced our integration with the Salesforce platform. This new integration provides Salesforce admins and security teams with the ability to detect and respond to suspicious behavior through visibility into user, platform and API activity.
•Achieved Amazon Web Services (AWS) Government Competency status. This designation reflects Datadog's deep experience working with government customers to deliver mission-critical workloads and applications on AWS.
•Announced availability on the Google Cloud Marketplace. Google Cloud customers can now purchase Datadog with just a few clicks on the Google Cloud Marketplace, allowing them to quickly and easily monitor the health of their applications and infrastructure across their Google Cloud and hybrid cloud environments.
•Delivered numerous product innovations, including cross-browser testing in Synthetics; support for Android, iOS, and cross-platform frameworks like React Native in mobile RUM; automatic detection of faulty deployments in APM; and anomaly detection in Security Monitoring.

Third Quarter and Full Year 2021 Outlook:
Based on information as of today, August 5, 2021, Datadog is providing the following guidance:
•Third Quarter 2021 Outlook:
◦Revenue between $246 million and $248 million.
◦Non-GAAP operating income between $18 million and $20 million.
◦Non-GAAP net income per share between $0.05 and $0.06, assuming approximately 344 million weighted average diluted shares outstanding.
•Full Year 2021 Outlook:
◦Revenue between $938 million and $944 million.
◦Non-GAAP operating income between $87 million and $93 million.
◦Non-GAAP net income per share between $0.26 and $0.28, assuming approximately 344 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the second quarter of 2021 and outlook for the third quarter and the full year of 2021
•When: August 5, 2021 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please dial (800) 708-4539, and for international callers, please dial (847) 619-6396. Callers may provide confirmation number 50198098 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the monitoring and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring and log management to provide unified, real-time observability of our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the impact of the COVID-19 pandemic on digital transformation and cloud migration trends and the ability of Datadog to benefit from these trends, Datadog’s strategy, partnerships, investments and long-term opportunity, and Datadog’s future financial performance, including its outlook for the third quarter and full year 2021. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; (12) general market, political, economic, and business conditions; and (13) the impact that the ongoing COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form

10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) non-cash benefit related to tax adjustment; (4) employer payroll taxes on employee stock transactions; and (5)

amortization of issuance costs. Datadog defines free cash flow as Net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Non-cash benefit related to tax adjustment. Datadog recorded a contingent payroll tax liability in conjunction with a common stock repurchase transaction in 2016. In 2020, the period of limitations for assessing the contingent Federal payroll tax liability expired and the Company was legally released from being the primary obligor, and recognized a benefit in the consolidated statement of operations. Datadog does not believe this is reflective of on-going results and therefore adjusted for this benefit.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In May 2020, Datadog issued $747.5M of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics

Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR is defined as the revenue run-rate of subscription agreements from all customers for the last month of the period, including committed amounts and any additional usage. ARR and MRR should be viewed independently of revenue as they are operating metrics and are not intended to be replacements or forecasts of revenue.

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$233,549	$140,012	$432,098	$271,260
Cost of revenue (1)(2)(4)	57,098	28,878	103,764	55,357
Gross profit	176,451	111,134	328,334	215,903
Operating expenses:
Research and development (1)(3)(4)	94,779	45,664	174,045	86,488
Sales and marketing (1)(2)(3)(4)	70,412	51,269	134,765	96,484
General and administrative (1)(3)(4)	21,146	13,547	42,240	28,499
Total operating expenses	186,337	110,480	351,050	211,471
Operating (loss) income	(9,886)	654	(22,716)	4,432
Other income:
Interest expense (5)	(5,064)	(4,294)	(10,536)	(5,001)
Interest income and other income, net	5,292	4,466	11,065	8,069
Other income, net	228	172	529	3,068
(Loss) income before benefit from (provision for) income taxes	(9,658)	826	(22,187)	7,500
Benefit from (provision for) income taxes	296	(542)	(243)	(737)
Net (loss) income	$(9,362)	$284	$(22,430)	$6,763
Net (loss) income per share - basic	$(0.03)	$0.00	$(0.07)	$0.02
Net (loss) income per share - diluted	$(0.03)	$0.00	$(0.07)	$0.02
Weighted average shares used in calculating net (loss) income per share:
Basic	308,019	299,267	307,032	297,361
Diluted	308,019	330,847	307,032	329,402

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$829	$407	$1,530	$638
Research and development	21,639	8,703	37,708	14,550
Sales and marketing	6,606	4,541	13,616	7,615
General and administrative	5,441	3,183	10,522	6,091
Total	$34,515	$16,834	$63,376	$28,894

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$908	$147	$1,263	$394
Sales and marketing	163	—	163	—
Total	$1,071	$147	$1,426	$394

(3) Includes non-cash benefit related to tax adjustment as follows:
Research and development	$—	$(2,729)	$—	$(2,729)
Sales and marketing	—	(449)	—	(449)
General and administrative	—	(2,383)	—	(2,383)
Total	$—	$(5,561)	$—	$(5,561)

(4) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$96	$121	$191	$121
Research and development	2,101	1,423	3,872	1,460
Sales and marketing	2,776	1,508	3,955	1,659
General and administrative	194	212	318	270
Total	$5,167	$3,264	$8,336	$3,510

(5) Includes amortization of issuance costs as follows:
Interest expense	$837	$2,484	$1,672	$2,484
Total	$837	$2,484	$1,672	$2,484

Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$247,442	$224,927
Marketable securities	1,162,717	1,292,532
Accounts receivable, net of allowance for credit losses of $2,267 and $2,468 as of June 30, 2021 and December 31, 2020, respectively	188,326	163,359
Deferred contract costs, current	17,612	13,638
Prepaid expenses and other current assets	26,289	23,624
Total current assets	1,642,386	1,718,080
Property and equipment, net	60,511	47,197
Operating lease assets	49,233	57,829
Goodwill	258,682	17,609
Intangible assets, net	11,743	2,069
Deferred contract costs, non-current	31,624	26,750
Restricted cash	3,662	3,784
Other assets	18,892	16,967
TOTAL ASSETS	$2,076,733	$1,890,285

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,257	$21,342
Accrued expenses and other current liabilities	70,524	55,351
Operating lease liabilities, current	16,626	16,326
Deferred revenue, current	264,650	204,825
Total current liabilities	381,057	297,844
Operating lease liabilities, non-current	42,448	51,433
Convertible senior notes, net	733,805	575,864
Deferred revenue, non-current	1,277	3,450
Other liabilities	5,267	4,262
Total liabilities	1,163,854	932,853

STOCKHOLDERS' EQUITY
Common stock	3	3
Additional paid-in capital	1,065,835	1,103,305
Accumulated other comprehensive income	832	2,287
Accumulated deficit	(153,791)	(148,163)
Total stockholders’ equity	912,879	957,432
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,076,733	$1,890,285

Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(9,362)	$284	$(22,430)	$6,763
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	5,463	3,707	9,865	7,395
Amortization of discounts or premiums on marketable securities	3,854	1,216	8,113	1,460
Amortization of issuance costs	837	2,484	1,672	2,484
Amortization of deferred contract costs	4,074	2,442	7,853	4,627
Stock-based compensation, net of amounts capitalized	34,515	16,834	63,376	28,894
Non-cash lease expense	4,049	3,325	8,061	6,551
Allowance for credit losses on accounts receivable	502	928	527	2,001
Loss on disposal of property and equipment	153	6	156	8
Changes in operating assets and liabilities:
Accounts receivable, net	(34,131)	(16,568)	(24,908)	(23,684)
Deferred contract costs	(9,990)	(6,618)	(16,701)	(11,237)
Prepaid expenses and other current assets	3,461	(5,077)	(2,537)	(6,481)
Other assets	(1,504)	(1,834)	(932)	(915)
Accounts payable	16,598	4,083	7,372	2,692
Accrued expenses and other liabilities	(2,374)	(377)	7,308	1,648
Deferred revenue	35,578	19,903	56,578	26,787
Net cash provided by operating activities	51,723	24,738	103,373	48,993
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(340,652)	(776,031)	(490,983)	(1,203,513)
Maturities of marketable securities	316,972	119,234	570,206	121,854
Proceeds from sale of marketable securities	35,218	—	41,715	—
Purchases of property and equipment	(3,229)	(1,398)	(4,227)	(2,924)
Capitalized software development costs	(6,209)	(4,737)	(12,392)	(8,154)
Cash paid for acquisition of businesses; net of cash acquired	(188,839)	(2,363)	(200,348)	(2,363)
Net cash used in investing activities	(186,739)	(665,295)	(96,029)	(1,095,100)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,887	4,422	6,162	7,235
Initial public offering costs	—	(268)	—	(421)
Proceeds for issuance of common stock under the employee stock purchase plan	9,794	7,680	9,794	7,680
Employee payroll taxes paid related to net share settlement under the employee stock purchase plan	—	(859)	(245)	(859)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	730,681	—	730,681
Purchase of capped call related to convertible senior notes	—	(89,625)	—	(89,625)
Net cash provided by financing activities	12,681	652,031	15,711	654,691

Effect of exchange rate changes on cash, cash equivalents and restricted cash	120	28	(662)	(113)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(122,215)	11,502	22,393	(391,529)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	373,319	198,158	228,711	601,189
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$251,104	$209,660	$251,104	$209,660

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$247,442	$206,202	$247,442	$206,202
Restricted cash – Including amounts in prepaid expense and other current assets and other assets	3,662	3,458	3,662	3,458
Total cash, cash equivalents and restricted cash	$251,104	$209,660	$251,104	$209,660

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$176,451	$111,134	$328,334	$215,903
Plus: Stock-based compensation expense	829	407	1,530	638
Plus: Amortization of acquired intangibles	908	147	1,263	394
Plus: Employer payroll taxes on employee stock transactions	96	121	191	121
Non-GAAP gross profit	$178,284	$111,809	$331,318	$217,056
GAAP gross margin	76%	79%	76%	80%
Non-GAAP gross margin	76%	80%	77%	80%

Reconciliation of operating expenses
GAAP research and development	$94,779	$45,664	$174,045	$86,488
Less: Stock-based compensation expense	(21,639)	(8,703)	(37,708)	(14,550)
Plus: Non-cash benefit related to tax adjustment	—	2,729	—	2,729
Less: Employer payroll taxes on employee stock transactions	(2,101)	(1,423)	(3,872)	(1,460)
Non-GAAP research and development	$71,039	$38,267	$132,465	$73,207

GAAP sales and marketing	$70,412	$51,269	$134,765	$96,484
Less: Stock-based compensation expense	(6,606)	(4,541)	(13,616)	(7,615)
Less: Amortization of acquired intangibles	(163)	—	(163)	—
Plus: Non-cash benefit related to tax adjustment	—	449	—	449
Less: Employer payroll taxes on employee stock transactions	(2,776)	(1,508)	(3,955)	(1,659)
Non-GAAP sales and marketing	$60,867	$45,669	$117,031	$87,659

GAAP general and administrative	$21,146	$13,547	$42,240	$28,499
Less: Stock-based compensation expense	(5,441)	(3,183)	(10,522)	(6,091)
Plus: Non-cash benefit related to tax adjustment	—	2,383	—	2,383
Less: Employer payroll taxes on employee stock transactions	(194)	(212)	(318)	(270)
Non-GAAP general and administrative	$15,511	$12,535	$31,400	$24,521

Reconciliation of operating income and operating margin
GAAP operating (loss) income	$(9,886)	$654	$(22,716)	$4,432
Plus: Stock-based compensation expense	34,515	16,834	63,376	28,894
Plus: Amortization of acquired intangibles	1,071	147	1,426	394
Less: Non-cash benefit related to tax adjustment	—	(5,561)	—	(5,561)
Plus: Employer payroll taxes on employee stock transactions	5,167	3,264	8,336	3,510
Non-GAAP operating income	$30,867	$15,338	$50,422	$31,669
GAAP operating margin	(4)%	0%	(5)%	2%
Non-GAAP operating margin	13%	11%	12%	12%

Reconciliation of net (loss) income
GAAP net (loss) income	$(9,362)	$284	$(22,430)	$6,763
Plus: Stock-based compensation expense	34,515	16,834	63,376	28,894
Plus: Amortization of acquired intangibles	1,071	147	1,426	394
Less: Non-cash benefit related to tax adjustment	—	(5,561)	—	(5,561)
Plus: Employer payroll taxes on employee stock transactions	5,167	3,264	8,336	3,510
Plus: Amortization of issuance costs	837	2,484	1,672	2,484
Non-GAAP net income	$32,228	$17,452	$52,380	$36,484
Net income per share - basic	$0.10	$0.06	$0.17	$0.12
Net income per share - diluted	$0.09	$0.05	$0.15	$0.11
Shares used in non-GAAP per share calculations:
Basic	308,019	299,267	307,032	297,361
Diluted	342,307	330,847	342,229	329,402

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$51,723	$24,738	$103,373	$48,993
Less: Purchases of property and equipment	(3,229)	(1,398)	(4,227)	(2,924)
Less: Capitalized software development costs	(6,209)	(4,737)	(12,392)	(8,154)
Free cash flow	$42,285	$18,603	$86,754	$37,915

Contact Information
Yuka Broderick
Datadog Investor Relations
(866) 329-4466
IR@datadog.com

Sharmin Jassal
Datadog Communications
Press@datadog.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.